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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 21, 2004
                                                 -------------------------------

                        GOVERNMENT PROPERTIES TRUST, INC.
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             (Exact name of registrant as specified in its charter)

            Maryland                      1-31962                 20-0611663
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  (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)


         10250 Regency Circle, Suite 100, Omaha, Nebraska        68114
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           (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (402) 391-0010
                                                   -----------------------------


                                      None
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.01.  ACQUISITION OF ASSETS

         On September 15, 2004, Government Properties Trust, Inc. (GPT) completed its previously announced acquisition of the Hollings Judicial Center Annex (HJCA) in Charleston, S.C. for approximately $19.0 million. The purchase price was determined through arms-length negotiations between GPT and Charleston Courthouse Associates, LLC, an unrelated party with an address at 85-91 Broad Street, Charleston, S.C. GPT funded the purchase price with cash on hand.

         The HJCA property is over 61,000 gross square feet and was constructed and placed in service in August 1999. The property is fully leased by the federal government under a modified gross lease which expires in July 2019. The federal government has two 10-year renewal options.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of business acquired.

         To be filed by amendment as soon as practicable, but not later than December 1, 2004.

         (b)  Pro forma financial information

         To be filed by amendment as soon as practicable, but not later than December 1, 2004.

         (c)  Exhibits

         None







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               GOVERNMENT PROPERTIES TRUST, INC.


Date:  September 21, 2004                      By: /s/ Nancy D. Olson
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                                                   Nancy D. Olson
                                                   Chief Financial Officer and
                                                   Treasurer